UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

375 Northridge Road, Suite 330
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

450 Northridge Parkway, Suite 302, Atlanta, Georgia 30350

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

          ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On April 3, 2014, effective as of April 1, 2014, we executed and delivered the Second Loan Modification Agreement to renew our $3,000,000 Bradley Park land loan with Synovus Bank, which extended the maturity date to April 1, 2015.  The renewed loan requires monthly interest only payments at an interest rate equal to 350 basis points over the 30-day LIBOR rate, with an interest rate floor of 4.75%. The loan is secured by Bradley Park, which is a 22-acre site near the GA-400 and Highway 20 interchange, zoned for 154 multifamily units. The property is in Forsyth County, Georgia, which is ranked as America’s 7th fastest growing county by Forbes magazine. Bradley Park is located in close proximity to the Northside Hospital - Forsyth complex, which employs more than 2,200 physicians and 1,800 employees. During the past year, we have designed the Bradley Park apartments and successfully completed the sketch plat review process required by Forsyth County. The new sketch plat was approved at a public hearing by the Forsyth County Board of Commissioners on November 7, 2013. We have also received approval from the U.S. Army Corps of Engineers for our Creek Crossing Permit and have submitted our engineering plans to Forsyth County to obtain the clearing and grading permits for Bradley Park. We expect to obtain the clearing and grading permits by May 1, 2014.

Consistent with our previous disclosure, we continue to pursue and work on strategic alternatives that would enhance shareholder value through a sale, merger, or other business combination. We remain in active discussions with several companies that have expressed a desire to become a public company through a transaction with Roberts Realty. As of the filing date of this report, we have not entered into any definitive agreement for such a transaction.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to our intent, belief, or expectations regarding our pursuit of strategic alternatives, including a possible sale or merger of the company, our development and construction of our Bradley Park multifamily apartment community, and our obtaining the clearing and grading permits for the Bradley Park community.  These statements involve a number of known and unknown risks, uncertainties, and other factors, all of which are difficult or impossible to predict and many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those forward-looking statements, including the availability of debt and equity financing for such activities, the precise timing of the commencement of construction and our evaluation of strategic alternatives.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to the company or any person acting on its behalf are expressly qualified in their entirety by these cautionary statements. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more information about other risks and uncertainties that we face, please see the section in our most recent annual report on Form 10-K and quarterly report on Form 10-Q entitled “Risk Factors.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: April 7, 2014	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer